Exhibit 3.2

BYLAWS
OF
THOMAS & BETTS CORPORATION

As Adopted by the Incorporator and
Ratified and Approved by the Board of Directors on January 26, 2012

and

Amended and Restated on May 16, 2012

_______________________________________________

1.           Annual Meeting of the Shareholders.  The annual meeting of shareholders for the election of directors and such other purposes as may be set forth in the notice of meeting shall be held at the time and place, within or outside the State of Tennessee, fixed by the board of directors.

2.           Special Meetings of the Shareholders.  Special meetings of the shareholders may be held at any place within or outside the State of Tennessee upon call of the board of directors, the chairman of the board of directors, if any, the president, or the holders of at least ten percent of the issued and outstanding shares of capital stock entitled to vote.

3.           Shareholder Action by Written Consent.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder’s vote or abstention on the action.  The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting.  The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken.  Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

4.           Transfer of Stock.  The capital stock of the Corporation shall be transferred on the books of the Corporation by surrender of properly endorsed certificates therefor by the holders thereof or their duly authorized attorneys-in-fact.  In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the secretary.  The person in whose name stock stands on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

5.           Directors.  The business of the Corporation shall be managed by a board of directors consisting of not less than two (2) nor more than seven (7) members, such number of directors within such range to be fixed by action of the board of directors.  The range of size for the board may be increased or decreased by the shareholders.  Vacancies in the board of directors, whether resulting from an increase in the number of directors, the removal of directors for or without cause or otherwise, may be filled by a vote of a majority of the directors then in office, although less than a quorum.  Directors may be removed for or without cause by the shareholders.

6.           Meetings of the Board of Directors.  Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting (a) at the location of the annual meeting of shareholders immediately after the meeting in each year and (b) at such times and at such places within or outside the State of Tennessee as shall be fixed by the board of directors.  Special meetings of the board of directors may be held at any place within or outside the State of Tennessee upon call of the chairman of the board of directors, if any, the president or a majority of the directors then in office, which call shall set forth the date, time and place of meeting and, if required by law, the purpose of the meeting.  Written, oral or any other mode of notice of the date, time and place of meeting shall be given for special meetings in sufficient time, which need not exceed two days in advance, for the convenient assembly of the directors.  A majority of the number of directors of the Corporation then in office, but in no event less than one-third of the number of directors the Corporation would have if there were no vacancies in the board of directors, shall constitute a quorum, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the board of directors.  Any or all directors may participate in a regular or special meeting by conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

7.           Action by the Board of Directors by Written Consent.  Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if all directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each director’s vote or abstention on the action.  The affirmative vote of the number of directors that would be necessary to authorize or take action at a meeting is the act of the board of directors without a meeting.  The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken.  Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

8.           Officers.  The board of directors shall elect a president and secretary, and such other officers as it may deem appropriate.  The president, secretary and any other officer so appointed by the board of directors are authorized to execute certificates representing shares of the Corporation’s capital stock.  Persons may hold more than one office except that no person may serve as both president and secretary.  Officers shall have the authority and responsibilities given them by the board of directors, and each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified by the board of directors.

9.           Committees.  By resolution adopted by the greater of (i) a majority of the directors of the Corporation then in office when the action is taken or (ii) the number of directors required by the charter or bylaws to take action, the directors may designate from among their number one or more directors to constitute an executive committee and other committees, each of which, to the extent permitted by law, shall have the authority granted to it by the board of directors.

10.           Indemnification of Officers and Directors.

(a) Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

(b) Right of Claimant to Bring Suit.  If a claim under Section 10(a) is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights; Continuation of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.  All rights to indemnification under this Section 10 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Section 10 is in effect.  Any repeal or modification of this Section 10 or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

(d) Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

11.           Amendment of Bylaws.  The bylaws of the Corporation may be amended or repealed, and additional bylaws may be adopted, by action of the board of directors or of the shareholders, but any bylaws adopted by the shareholders may be amended or repealed only by the shareholders.